                                                                    Exhibit 99.1

                    F O R  I M M E D I A T E  R E L E A S E

                                     N E W S

                                                             FROM

                                                [Logo of BankMutual CORPORATION]

Contact:      Bank Mutual Corporation
              NASDAQ:  BKMU
              Michael T. Crowley Jr.
              Chairman and Chief Executive Officer
              414-354-1500

              Rick B. Colberg
              Chief Financial Officer
              866-705-2568

                    BANK MUTUAL CORPORATION REPORTS EARNINGS
                          FOR THE THIRD QUARTER OF 2003

Milwaukee, Wisconsin
October 24, 2003

Bank Mutual Corporation (NASDAQ--- BKMU) reported earnings of $6.0 million or $0.28 diluted earnings per share for the quarter ended September 30, 2003 as compared to $6.4 million or $0.30 diluted earnings per share for the same quarter in 2002. Earnings for the nine months ended September 30, 2003 were $17.1 million or $0.80 diluted earnings per share as compared to $19.7 million or $0.91 diluted earnings per share for the nine months ended September 30, 2002. The decrease in earnings for both periods was primarily the result of a decreased net interest margin, a decrease in insurance and brokerage commissions and an increase in operating expenses, partially offset by an increase in the gains on the sales of loans.

"Mortgage loan originations and sales continued to be strong in the third quarter of 2003 which resulted in substantial gains. However, recently we have seen a slowing of our refinance activity as a result of mortgage loan interest rates rising modestly," stated Michael T. Crowley, Jr., Chairman, President and Chief Executive Officer of Bank Mutual Corporation.

Mortgage loan originations and purchases were $280.1 million in the third quarter of 2003 as compared to $213.3 million for the same period in 2002 and $765.4 million for the first nine months of 2003 as compared to $467.8 million for the first nine months of 2002.

Loan sales continued to be strong with $153.4 million sold in the third quarter of 2003 as compared to $77.8 million in the third quarter of 2002. Loan sales for the nine months ended September 30, 2003 were $432.7 million as compared to $182.8 million for the same period in 2002.

Commercial business loan originations continued to increase in 2003 as a result of our continued emphasis on this portfolio. In the third quarter of 2003 commercial business loan originations were $17.2 million and for the first nine months of 2003 were $46.7 million. Commercial business loan originations for the third quarter of 2002 were $1.5 million and $19.8 million for the nine months ended September 30, 2002.

Consumer loan originations also continued to be strong in the third quarter and first nine months of 2003. Consumer loan originations for the third quarter of 2003 were $91.0 million as compared to $78.8 million for the third quarter of 2002 and $240.9 million for the first nine months of 2003 as compared to $197.5 million for the same period in 2002.

In total, loan originations and purchases in the third quarter of 2003 were $388.3 million as compared to $293.6 million for the same quarter in 2002 and $1.1 billion for the nine months ended September 30, 2003 as compared to $685.0 million for the first nine months of 2002.

Total assets at September 30, 2003 were $2.79 billion as compared to $2.84 billion at December 31, 2002.

Deposits decreased $29.7 million in the first nine months of 2003. Proceeds from loan sales and repayments, partially offset by the decrease in deposits, resulted in an increase in investments and a decrease in borrowings. Borrowings were $307.9 million at September 30, 2003 as compared to $355.0 million at December 31, 2002.

Non-performing loans to total loans at September 30, 2003 were 0.41% as compared to 0.50% at December 31, 2002. The decrease in non-performing loans was primarily the result of a decrease in non-performing commercial business loans. As a result, we did not make a provision to the allowances for loan losses in the third quarter of 2003. However, we did provide $367,000 in the first nine months of 2003 primarily to reflect a few commercial business loans being impaired. Although these borrowers are current in their repayments on their loans, other issues merited this classification. Our allowance for loan losses at September 30, 2003 was $12.9 million or 188.6% of non-performing loans.

The net interest margin for the third quarter of 2003 and the first nine months of 2003 continued to decrease. The net interest margin for the third quarter of 2003 was 2.40% as compared to 2.83% for the third quarter of 2002 and 2.58% for the first nine months of 2003 as compared to 2.91% for the same period in 2002. The decreases in the net interest margin were primarily the result of loans being refinanced or modified to lower interest rates and higher interest rate mortgage-related investments being repaid, partially offset by a decrease in the cost of funds.

Book value per share was $15.14 at September 30, 2003. The annualized return on average equity (ROE) for the third quarter of 2003 was 7.44% and ROE for the first nine months of 2003 was 7.10%. The annualized return on average assets
(ROA) for the third quarter of 2003 was 0.81% and ROA for the first nine months of 2003 was 0.79%. Further information regarding Bank Mutual Corporation's assets, liabilities and operations is attached.

Bank Mutual Corporation is the fifth largest financial institution holding company headquartered in the state of Wisconsin and its stock is quoted on The NASDAQ Stock Market(R) under the symbol "BKMU". Its subsidiary bank, Bank Mutual, operates 70 offices in the state of Wisconsin and one office in Minnesota.

                                      * * *

Outlook

(The following are forward looking statements; see "Cautionary Statements" below)

Bank Mutual Corporation's management has identified a number of factors which may affect the company's operations and results in the remaining months of 2003. They are as follows:

..    Bank Mutual Corporation anticipates that it will complete its conversion to a fully shareholder-owned entity by the end of October (or very early November) of 2003. If this transaction is completed on that schedule, it could increase earnings in the fourth quarter of 2003 and in the future as a result of investing the conversion proceeds; however, our shareholders' equity would also increase which could result in an initial reduction in our return on shareholders' equity.

..    The fourth quarter of 2003 may provide an environment of flat to slowly increasing interest rates. If that is the case, there are a number of effects that Bank Mutual, like other financial institutions, could experience.

          . Bank Mutual may continue to experience a decline in its net interest margin as cash flows from maturing investments, loan repayments and loan sales are reinvested in short term, lower yielding interest-earning assets and the reduction in the cost of funds subsides. Mortgage loan sales could decrease either as fixed rate mortgage loans become less attractive to consumers or the rate of refinancing decreases, thereby reducing the gains on sales of loans. Bank Mutual sells most of its 30 year and some of its 15 year fixed rate mortgage loans in the secondary market.

          . If mortgage loan originations decrease, fee income could be significantly reduced.

          . If interest rates continue to rise, adjustable rate mortgage loans may become more attractive to consumers and, therefore, increase the mortgage loans outstanding. Adjustable rate mortgage loans are retained in our loan portfolio.

          . Bank Mutual may further emphasize consumer loans, and commercial real estate and business loans, which can present higher risks than residential mortgages. In 2003,

              Bank Mutual has experienced an increase in commercial loan delinquencies or impairments and has increased management time monitoring the loan portfolio and the loan loss allowance.

..    The national and local economy and securities markets have generally experienced significant challenges and disruptions in recent periods. Among other things, the economic slowdown and consequences of world events could affect the ability of individual and business borrowers to repay their obligations to Bank Mutual or otherwise affect Bank Mutual's operations and financial condition.

..    Like many Wisconsin financial institutions, Bank Mutual has non-Wisconsin subsidiaries which hold and manage investment assets and which have not been subject to Wisconsin tax. The Wisconsin Department of Revenue has instituted an audit program specifically aimed at out of state bank subsidiaries and has indicated that it may withdraw favorable rulings previously issued in connection with such subsidiaries. As a result of these recent developments, the Department may take the position that the income of the out of state subsidiaries is taxable in Wisconsin, which will likely be challenged by financial institutions in the state. If the Department is successful in it efforts, it would result in a substantial negative impact on the earnings of Bank Mutual Corporation.

                                      * * *

Cautionary Statements
---------------------

The discussions in this news release which are not historical statements contain forward-looking statements that involve risk and uncertainties. Statements which are not historical statements include those under "Outlook" and those in the future tense or which use terms such as "believe," "expect," and "anticipate." Bank Mutual Corporation's actual future results could differ in important and material ways from those discussed. Many factors could cause or contribute to such differences. These factors include changing interest rates, changes in demand for loans or other services, competition from other institutions, the results of our lending activities and loan loss experience, general economic and political developments, those items discussed under "Outlook," and other factors discussed in our filings with the Securities and Exchange Commission.

                                      * * *

                    BANK MUTUAL CORPORATION AND SUBSIDIARIES
            UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                              September 30,          December 31,
                                                                  2003                   2002
                                                               ---------               --------
                                                                     (In thousands)
Assets
Cash and due from banks                                       $   28,819             $   40,297
Federal funds sold                                               110,000                165,000
Interest-earning deposits                                         74,546                 36,462
                                                               ---------               --------
Cash and cash equivalents                                        213,365                241,759
Securities available-for-sale, at fair value:
 Investment securities                                            70,947                 73,226
 Mortgage-related securities                                     638,346                618,123
Loans held for sale                                                8,022                 46,971
Loans receivable, net                                          1,678,396              1,685,662
Goodwill                                                          52,570                 52,570
Other intangible assets                                            5,238                  5,734
Mortgage servicing rights                                          4,777                  3,060
Other assets                                                     118,842                116,223
                                                              ----------             ----------
                                                              $2,790,503             $2,843,328
                                                              ==========             ==========
Liabilities and Shareholders' Equity

Liabilities:
 Deposits                                                     $2,096,976             $2,126,655
 Borrowings                                                      307,871                354,978
 Advance payments by borrowers for taxes and insurance            29,923                  3,060
 Other liabilities                                                30,810                 35,560
                                                              ----------             ----------
                                                               2,465,580              2,520,253
Shareholders' equity:
 Preferred stock - $.01 par value:
  Authorized - 10,000,000 shares in 2003 and 2002
  Issued and outstanding - none in 2003 and 2002                      --                     --
 Common stock - $.01 per value:
  Authorized - 100,000,000 shares in 2003 and 2002
  Issued - 22,341,665 shares in 2003 and 2002
  Outstanding - 21,454,875 in 2003 and 21,752,971 in 2002            223                    223
 Additional paid-in capital                                      109,777                109,074
 Retained earnings                                               238,812                224,932
 Unearned ESOP shares                                             (5,757)                (6,647)
 Accumulated other comprehensive income                            3,235                 10,487
 Unearned deferred compensation                                   (2,226)                (3,133)
 Treasury stock - 886,790 in 2003; 588,694 in 2002               (19,141)               (11,861)
                                                               ---------             ----------
Total shareholders' equity                                       324,923                323,075
                                                              ----------             ----------
                                                              $2,790,503             $2,843,328
                                                              ==========             ==========

                    BANK MUTUAL CORPORATION AND SUBSIDIARIES
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


                                                         Three Months Ended Sept. 30,             Nine Months Ended Sept. 30,
                                                          2003               2002                2003                    2002
                                                          ----               ----                ----                    ----
                                                                            (In thousands, except per share data)
Interest income:
  Loans                                                    $25,494            $30,529           $ 80,123           $ 95,134
  Investments                                                1,125              1,381              3,571              4,244
  Mortgage-related securities                                6,418              8,504             20,552             24,571
  Interest-earning deposits                                    765                831              1,828              2,401
                                                           -------            -------           --------           --------
Total interest income                                       33,802             41,245            106,074            126,350
Interest expense:
  Deposits                                                  12,484             16,070             39,857             49,586
  Borrowings                                                 4,462              5,807             13,644             17,725
  Advance payment by borrowers for taxes
    and insurance                                               29                 87                 61                168
                                                           -------            -------           --------           --------
  Total interest expense                                    16,975             21,964             53,562             67,479
                                                           -------            -------           --------           --------
  Net interest income                                       16,827             19,281             52,512             58,871
  Provision for loan losses                                     -                940                367                995
                                                           -------            -------           --------           --------
  Net interest income after provision for loan losses       16,827             18,341             52,145             57,876
  Noninterest income:

    Service charges on deposits                              1,259              1,235              3,557              3,405
    Brokerage and insurance commissions                        547                741              1,822              2,487
    Loan related fees and servicing revenue                  1,001                  -                248                175
    Gains on sale of investments                                 -                  -                121                  -
    Gain on sales of loans                                   2,761              1,018              6,467              2,554
    Other                                                      598                965              3,493              3,038
                                                           -------            -------           --------           --------
  Total noninterest income                                   6,166              3,959             15,708             11,659
  Noninterest expenses:
    Compensation, payroll taxes and other
      employee benefits                                      8,143              7,512             23,674             23,420
    Occupancy and equipment                                  2,757              2,621              8,168              7,844
    Amortization of other intangible assets                    165                165                496                496
    Other                                                    3,015              2,700              9,483              8,359
                                                           -------            -------           --------           --------
  Total noninterest expenses                                14,080             12,998             41,821             40,119
                                                           -------            -------           --------           --------
  Income before income taxes                                 8,913              9,302             26,032             29,416
  Income taxes                                               2,912              2,938              8,982              9,750
                                                           -------            -------           --------           --------
  Net income                                               $ 6,001            $ 6,364           $ 17,050           $ 19,666

  Per share data:

    Earnings per share-basic                              $   0.29            $  0.30           $   0.82           $   0.93
                                                          ========            =======           ========           ========
    Earnings per share-diluted                            $   0.28            $  0.30           $   0.80           $   0.91
                                                          ========            =======           ========           ========
    Cash dividends paid                                   $   0.11            $  0.09           $   0.31           $   0.25
                                                          ========            =======           ========           ========

                    Bank Mutual Corporation and Subsidiaries
                 Supplemental Financial Information (Unaudited)
           (Dollars in thousands except per share amounts and ratios)

                                                         Quarter ended September 30,           Nine months ended September 30,
                                                            2003                2002               2003                2002
                                                      --------------      --------------       ------------         ----------
Originations
 Mortgage loans                                            $280,106            $213,320           $765,247           $464,014
 Consumer loans                                              91,021              78,839            240,916            197,465
 Commercial business loans                                   17,183               1,452             46,660             19,760
                                                      --------------       -------------       ------------         ----------
  Total loan originations                                  $388,310            $293,611         $1,052,823           $681,239
                                                      ==============       =============       ============         ==========

Purchases
 Mortgage loans                                                 -                   -                  169              3,793
                                                      --------------        ------------       ------------         ----------
  Total loan purchases                                          -                   -                  169              3,793
                                                      --------------        ------------       ------------         ----------
Total loans originated and purchased                       $388,310            $293,611         $1,052,992           $685,032
                                                      ==============       =============       ============         ==========
Loan Sales                                                 $153,428             $77,773           $432,684           $182,825
                                                      ==============       =============       ============         ==========

Loan Portfolio Analysis

                                                      September 30,        December 31,
                                                          2003                2002
                                                      --------------       -------------
Mortgage loans:
 One-to-four family                                        $754,808            $827,648
 Multi-family                                               122,718             112,189
 Commercial real estate                                     222,318             186,960
 Construction and development                               109,146             127,174
                                                        ------------        ------------
  Total mortgage loans                                    1,208,990           1,253,971
Consumer loans                                              445,843             431,949
Commercial business loans                                    77,879              61,060
                                                        ------------        ------------
 Total loans receivable                                   1,732,712           1,746,980
 Deductions to gross loans                                   54,316              61,318
                                                        ------------        ------------
Total loans receivable, net                              $1,678,396          $1,685,662
                                                        ============        ============

Asset Quality Ratios
                                                      September 30,        December 31,
                                                          2003                2002
                                                      --------------       -------------
Non-performing mortgage loans                                $2,032              $1,399
Non-performing consumer loans                                   711                 527
Non-performing commercial business loans                      3,539               5,357
Accruing loans delinquent 90 days or more                       554               1,108
                                                      --------------       -------------
  Total non-performing loans                                 $6,836              $8,391
                                                      ==============       =============
  Total non-performing assets                                $7,257              $9,141
                                                      ==============       =============

Non-performing loans to loans receivable, net                 0.41%               0.50%
Non-performing assets to total assets                         0.26%               0.32%
Allowance for loan losses to non-performing
 loans                                                      188.60%             151.87%
Allowance for loan losses to non-performing
 assets                                                     177.66%             139.40%
Allowance for loan losses to total loans                      0.77%               0.76%

Net recoveries (charge-offs)                                $(217)              $(262)
Net recoveries (charge-offs) to avg loans (annualized)       -0.02%              -0.01%
Allowance for loan losses                                   $12,893             $12,743

Operating Ratios (annualized)

                                                      Three months ended September 30,       Nine months ended September 30,
                                                          2003           2002                   2003           2002
                                                         ------         ------                 ------         ------
Net interest margin (1)                                   2.40%          2.83%                  2.58%          2.91%
Net interest rate spread                                  2.10%          2.48%                  2.24%          2.55%
Return on average assets                                  0.81%          0.87%                  0.79%          0.91%
Return on average shareholders' equity                    7.44%          8.01%                  7.10%          8.39%
Efficiency ratio (2)                                     61.24%         55.93%                 61.30%         56.88%
Non-interest expense as a percent of average assets       1.89%          1.79%                  1.93%          1.86%

(1) Net interest margin is determined by dividing net interest income by average earning assets for the periods indicated.

(2) Efficiency ratio is determined by dividing noninterest expense by the sum of net interest income and noninterest income for the periods indicated.

Other Information

                                                      Three months ended September 30,       Nine months ended September 30,
                                                          2003           2002                   2003           2002
                                                         ------         ------                 ------         ------
Average earning assets                                $ 2,802,041    $ 2,721,821            $ 2,718,763    $ 2,695,323
Average assets                                        $ 2,975,373    $ 2,911,685            $ 2,889,125    $ 2,878,903
Average interest bearing liabilities                  $ 2,485,167    $ 2,456,768            $ 2,409,955    $ 2,428,546
Average shareholders' equity                          $   322,566    $   317,665            $   320,391    $   312,712
Weighted average number of shares outstanding
 -used in basic earnings per share                     20,714,002     20,910,495             20,794,284     21,212,112
 -used in diluted earnings per share                   21,358,359     21,360,415             21,392,892     21,611,071


                                                      September 30,  December 31,
                                                          2003          2002
                                                          ----          ----
Number of shares outstanding (net of treasury shares)   21,454,875    21,752,971
Book value per share                                   $     15.14   $     14.85

Weighted Average Net Interest Rate Spread

                                                      At September 30,  At December 31,
                                                           2003              2002
                                                           ----              ----
Yield on loans                                             5.73%             6.42%
Yield on investments                                       3.74%             4.30%
Combined yield on loans and investments                    5.03%             5.67%
Cost of deposits                                           2.22%             2.75%
Cost of borrowings                                         5.55%             5.28%
Total cost of funds                                        2.65%             3.11%
Interest rate spread                                       2.38%             2.56%